N I S HOLDINGS, CORP





FORM 8-K
(Current report filing)


Filed 04/06/10 for the Period Ending 03/16/10



	Address		6100 Neil Road, Suite 500
			Reno, NV 89511, USA

	Telephone	1-888-777-8777

	CIK		0001366404

	Symbol		NISC

	SIC Code	4812 - Radiotelephone Communications

	Fiscal Year	12/31












UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported) : March
16, 2010

N I S HOLDINGS, CORP
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333 - 139640
(Commission File Number)

201507967
(IRS Employer Identification No.)

610 Neil Road, Suite 500, Reno, NV 89511
(Address of principal executives offices, including zip code)

1-888-777-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(  ) Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(  ) Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 5.03 Amendments to Articles of Incorporation or
Bylaws; Change in Fiscal Year

On February 16, 2010, the Company filed a certificate of amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Nevada to (i) change its name from Associated Media Holdings, Inc to N I S
Holdings, Corp and (ii) give notice that the Company intends to effects a 1 for 100 reverse stock splits.

The Company announce that the 1 for 100 reverse stock splits (the "Reverse Split") which was approved by the Company's board of Directors on February 15, 2010 will become effective at the close of business on March 16, 2010
(the "Effective Date"). March 16, 2010 will also be the record date of the Reverse Split.

Upon effectiveness of the 1 for 100 reverse stock splits, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding share of Common Stock shall be reduced from 43,961,000 prior to the reverse split to 439,622 following the reverse stock split. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common
Stock.

In addition, effective March 16, 2010, the Company's quotation symbol on the Over-the-Counter Bulletin Board and Pink Sheets were changed from ASMH to NISC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

N I S Holdings, Corp

By : /s/ Samantha Roberts
		--------------
	    Samantha Roberts
      Secretary and Director

April 6, 2010